                           OFFER TO PURCHASE FOR CASH
                     250,000 SHARES OF CLASS A COMMON STOCK
                                       OF
                               ARDEN GROUP, INC.
                                       AT
                                $65.00 PER SHARE

               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
          WILL EXPIRE AT 12:00 MIDNIGHT, LOCAL TIME IN NEW YORK CITY,
               ON AUGUST 13, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offering Statement, dated July 17, 1997 (the "Offering Statement"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Arden Group, Inc., a Delaware corporation (the "Company"), to purchase up to 250,000 shares of Class A Common Stock, par value $.25 per share (the "Class A Common Stock"), of the Company at a price of $65.00 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of shares of Class A Common Stock whose certificates for such shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined below) prior to the Expiration Date (as defined in the Offering Statement), must tender their shares of Class A Common Stock according to the guaranteed delivery procedures set forth in the Offering Statement and Letter of Transmittal.

    We are the holder of record of shares of Class A Common Stock held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Class A Common Stock held by us for your account.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all shares of Class A Common Stock held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

    1. The tender price is $65.00 per share of Class A Common Stock net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for 250,000 shares of Class A Common Stock.

    3. The Offer is subject to the terms and conditions contained in the Offering Statement. See the Offering Statement.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of shares of Class A Common Stock by the Company pursuant to the Offer.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, local time in New York City, on Wednesday, August 13, 1997, unless the Offer is extended.

    6. Notwithstanding any other provisions of the Offer, payment for shares of Class A Common Stock accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the "Depositary") of (a) certificates for such shares of Class A Common Stock pursuant to the procedures set forth in the Offering Statement, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates are actually received by the Depositary.

    If you wish to have us tender any or all of the shares of Class A Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the next page of this letter. If you authorize the tender of your shares of Class A Common Stock, all such shares will be tendered unless otherwise specified on the next page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is not being made (nor will tenders be accepted from or on behalf of) holders of shares of Class A Common Stock residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of shares of Class A Common Stock in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

        INSTRUCTIONS WITH RESPECT TO THE OFFERING STATEMENT TO PURCHASE
                FOR CASH 250,000 SHARES OF CLASS A COMMON STOCK
                                       OF
                               ARDEN GROUP, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Statement dated July 17, 1997 and the related Letter of Transmittal in connection with the offer by Arden Group, Inc., a Delaware corporation (the "Company"), to purchase up to 250,000 shares of Class A Common Stock, par value $.25 per share (the "Class A Common Stock"), of the Company at $65.00 per share in cash.

    This will instruct you to tender to the Company the number of shares of Class A Common Stock indicated below (or if no number is indicated below, all shares of Class A Common Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
Number of shares of

Class A Common Stock to Be Tendered:

                                                                          Shares

Date:

                                   SIGN HERE

Signature(s)
-------------------------------------------------------------------------------

(Print Name(s))
----------------------------------------------------------------------------

(Print Address(es))
-------------------------------------------------------------------------

(Area Code and
Telephone Number(s))
----------------------------------------------------------------------

(Taxpayer Identification or
Social Security Number(s))
------------------------------------------------------------------